BALANCE SHEETS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                                                             March 31     December 31
ASSETS                                                                             1994          1993            1993
                                                                                             (expressed in thousands)
CURRENT
  Cash and cash items                                                        $   23,499    $   53,622      $   14,860
  Short-term investments at cost, which approximates market                       6,499         7,235           7,569
                                                                                 29,998        60,857          22,429

  Receivables, less allowances of $1,803,000, $1,933,000 and $1,264,000         393,409       377,339         366,187
  Inventories                                                                   420,493       398,137         446,609
  Deferred income tax benefits                                                   38,807        49,524          38,831
  Other                                                                          14,736        14,514          13,397
                                                                                897,443       900,371         887,453

PROPERTY
  Property and equipment
    Land and land improvements                                                   51,204        56,538          56,871
    Buildings and improvements                                                  574,338       564,432         571,712
    Machinery and equipment                                                   4,682,822     4,526,640       4,642,434
                                                                              5,308,364     5,147,610       5,271,017

    Accumulated depreciation                                                 (2,322,371)   (2,100,690)     (2,261,360)
                                                                              2,985,993     3,046,920       3,009,657

  Timber, timberlands, and timber deposits                                      375,752       382,361         366,054
                                                                              3,361,745     3,429,281       3,375,711

OTHER ASSETS                                                                    262,075       249,501         249,809

TOTAL ASSETS                                                                 $4,521,263    $4,579,153      $4,512,973


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
  Notes payable                                                              $   19,000    $    1,173      $   31,000
  Current portion of long-term debt                                             218,955        51,424         145,185
  Accounts payable                                                              276,338       259,873         288,300
  Accrued liabilities
    Compensation and benefits                                                   105,658       108,057         103,188
    Interest payable                                                             30,581        29,713          32,194
    Other                                                                       104,637        99,001          88,568
                                                                                755,169       549,241         688,435

DEBT
  Long-term debt, less current portion                                        1,614,810     1,814,059       1,593,348
  Guarantee of ESOP debt                                                        246,856       261,695         246,856
                                                                              1,861,666     2,075,754       1,840,204

OTHER
  Deferred income taxes                                                         192,366       278,858         222,464
  Other long-term liabilities                                                   264,563       235,023         257,346
                                                                                456,929       513,881         479,810

SHAREHOLDERS' EQUITY
  Preferred stock -- no par value; 10,000,000 shares authorized;
    Series D ESOP: $.01 stated value; 6,381,129, 6,460,014, and
      6,395,047 shares outstanding                                              287,151       290,701         287,777
    Deferred ESOP benefit                                                      (246,856)     (261,695)       (246,856)
    Series E: $.01 stated value; 862,500 shares outstanding in each period      191,466       191,471         191,466
    Series F: $.01 stated value; 115,000 shares outstanding in each period      111,043       111,202         111,043
    Series G: $.01 stated value; 862,500 shares outstanding in each period      176,404            --         176,404
  Common stock -- $2.50 par value; 200,000,000 shares authorized;
    38,033,681, 37,950,762, and 37,987,529 shares outstanding                    95,084        94,877          94,969
  Retained earnings                                                             833,207     1,013,721         889,721

    Total shareholders' equity                                                1,447,499     1,440,277       1,504,524

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $4,521,263    $4,579,153      $4,512,973

SHAREHOLDERS' EQUITY PER COMMON SHARE                                            $24.41        $29.21          $25.92


STATEMENTS OF LOSS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                    Three Months Ended March 31
                                                             1994          1993
                                                       (expressed in thousands)

REVENUES
  Sales                                                $1,014,100      $984,040
  Other income, net                                         6,880        10,910
                                                        1,020,980       994,950

COSTS AND EXPENSES
  Materials, labor, and other operating expenses          897,990       827,270
  Depreciation and cost of company timber harvested        66,970        68,480
  Selling and administrative expenses                      84,850        80,300
                                                        1,049,810       976,050

INCOME (LOSS) FROM OPERATIONS                             (28,830)       18,900

  Interest expense                                        (36,410)      (38,190)
  Interest income                                           1,170           390
  Foreign exchange gain (loss)                              1,400          (620)
                                                          (33,840)      (38,420)

LOSS BEFORE INCOME TAXES                                  (62,670)      (19,520)
  Income tax benefit                                      (25,070)       (7,420)

NET LOSS                                               $  (37,600)     $(12,100)

NET LOSS PER COMMON SHARE
  Primary                                                  $(1.35)        $(.56)
  Fully diluted                                            $(1.35)        $(.56)


The computation of fully diluted net loss per common share was antidilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss are the same.


SEGMENT INFORMATION

SEGMENT SALES
  Paper and paper products                             $  472,579      $470,048
  Office products                                         190,926       168,966
  Building products                                       394,809       381,602
  Intersegment eliminations and other                     (44,214)      (36,576)
                                                       $1,014,100      $984,040

SEGMENT OPERATING INCOME (LOSS)
  Paper and paper products                             $  (69,721)     $(43,577)
  Office products                                          10,945         9,840
  Building products                                        35,034        62,423
  Corporate and other                                      (5,088)       (9,786)

    INCOME (LOSS) FROM OPERATIONS                      $  (28,830)     $ 18,900


STATEMENTS OF CASH FLOWS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                          Three Months Ended March 31
                                                                   1994          1993
                                                             (expressed in thousands)

CASH PROVIDED BY (USED FOR) OPERATIONS
  Net loss                                                   $  (37,600)   $  (12,100)
  Items in loss not using (providing) cash
    Depreciation and cost of company timber harvested            66,970        68,480
    Deferred income tax benefit                                 (25,306)       (7,724)
    Amortization and other                                        1,307         3,710
  Receivables                                                   (28,059)      (10,163)
  Inventories                                                    26,116        17,793
  Accounts payable and accrued liabilities                       (2,725)      (15,249)
  Current and deferred income taxes                               1,604        10,036
  Other                                                           1,787        (7,423)
    Cash provided by operations                                   4,094        47,360

CASH PROVIDED BY (USED FOR) INVESTMENT
  Expenditures for property and equipment                       (46,310)      (47,638)
  Expenditures for timber and timberlands                        (2,160)       (1,916)
  Other                                                         (15,950)        2,516
    Cash used for investment                                    (64,420)      (47,038)

CASH PROVIDED BY (USED FOR) FINANCING
  Cash dividends paid
    Common stock                                                 (5,698)       (5,691)
    Preferred stock                                              (9,969)       (3,860)
                                                                (15,667)       (9,551)

  Notes payable                                                 (12,000)       (2,827)
  Additions to long-term debt                                   115,716       135,000
  Payments of long-term debt                                    (20,484)     (193,423)
  Issuance of preferred stock                                        --       111,202
  Other                                                             330          (198)
    Cash provided by financing                                   67,895        40,203

INCREASE IN CASH AND SHORT-TERM INVESTMENTS                       7,569        40,525

BALANCE AT THE BEGINNING OF THE YEAR                             22,429        20,332

BALANCE AT MARCH 31                                          $   29,998    $   60,857


NOTES TO FINANCIAL STATEMENTS

These statements are unaudited financial statements and should be read in conjunction with the 1993 Annual Report of the Company.

Effective as of January 1, 1993, the Company adopted new Financial Accounting Standards Board requirements that govern the way deferred taxes are calculated and reported. Adoption of these requirements entailed a one-time adjustment that had no effect on the Company's first quarter 1993 net loss.

Early in the first quarter of 1993, the Company issued $111,202,000, net of issuance costs, of 9.4 percent nonconvertible Series F preferred stock.

During the first quarter of 1993, the Company sold its interest in a specialty paper producer at a pretax gain of $8,644,000, or 14 cents per fully diluted common share after taxes.